Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of Infinera Corporation of our report dated September 4, 2018 relating to the consolidated financial statements for the year ended December 31, 2015 of Telecom Holding Parent LLC, which appears in Infinera Corporation’s Current Report on Form 8-K/A dated September 5, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

September 5, 2018